                                                                     Exhibit 4.4

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                                SUPERVALU INC.,
                                               ISSUER


                                      AND


                            BANKERS TRUST COMPANY,
                                                    TRUSTEE

                             ---------------------



                         THIRD SUPPLEMENTAL INDENTURE


                                      TO


   INDENTURE DATED AS OF JULY 1, 1987, AS AMENDED BY THE FIRST SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 1, 1990 AND THE SECOND SUPPLEMENTAL INDENTURE
                          DATED AS OF OCTOBER 1, 1992


                             ---------------------


                         DATED AS OF  NOVEMBER 1, 1994


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

          THIRD SUPPLEMENTAL INDENTURE, dated as of November 1, 1994, between SUPERVALU INC. (formerly Super Valu Stores, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 11840 Valley View Road, Eden Prairie, Minnesota 55344, and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                                   RECITALS


          The Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of July 1, 1987, as amended by that certain First Supplemental Indenture, dated as of August 1, 1990, and that certain Second Supplemental Indenture, dated as of October 1, 1992 (said Indenture, as so amended, being herein called the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time. All terms used in this Third Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Company desires and has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture for the purpose of amending certain operating and financial covenants of the Company with respect to series of Securities to be issued by the Company subsequent to the date hereof.

          Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.

          The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this Third Supplemental Indenture has been authorized.

          All things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities and any coupons appertaining thereto by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any series thereof or of any coupons appertaining thereto, as follows:

                                  ARTICLE ONE

          SECTION 101. Subsection (b) of Section 1007 of the Indenture is hereby amended in its entirety as follows:

              "(b) The provisions of Subsection (a) of this Section 1007 shall not apply (x) when a determination is made in respect of any series of Securities issued prior to October 1, 1992, to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by Subsection (a) of this Section 1007) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 1007(a) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section 1008) does not at the time exceed 5% of Consolidated Net Tangible Assets, (y) when a determination is made in respect of any series of Securities issued on or after October 1, 1992 and prior to November 1, 1994, to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by Subsection (a) of this Section 1007) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back

              Transaction which if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 1007(a) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section 1008) does not at the time exceed 10% of Consolidated Net Tangible Assets and (z) when a determination is made in respect of any series of Securities issued on or after November 1, 1994, to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by Subsection (a) of this Section 1007) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 1007(a) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section
              1008) does not at the time exceed the greater of $200,000,000 or 10% of Consolidated Net Tangible Assets."

          SECTION 102. The Company hereby certifies that the amendments to the Indenture set forth in this Third Supplemental Indenture do not adversely affect in any material respect the interests of the Holders of Securities of any series issued prior to November 1, 1994. The Company hereby covenants and agrees that
(a) the Company shall comply with Sections 1007 and 1008 of the Indenture, as amended by Section 101 of this Third Supplemental Indenture, as they apply by their terms to Securities of any series and (b) the Company shall confirm to the Trustee annually its compliance with Sections 1007 and 1008 of the Indenture, as amended by Section 101 of this Third Supplemental Indenture, as they apply by their terms to Securities of any series, in the certificate referred to in
Section 704(4) of the Indenture; provided however, that, consistent with the provisions of paragraph (4) of Section 501 of the Indenture, a default in the performance, or breach, of the covenants set forth in Sections 1007 and 1008 of the Indenture, as amended by Section 101 of this Third Supplemental Indenture, as they apply by their terms to Securities of any series, shall constitute such a default or breach only with respect to Securities of such series.

                                  ARTICLE TWO


          SECTION 201. For all purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

          SECTION 202. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          SECTION 203. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          SECTION 204. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

          SECTION 205. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

          SECTION 206. The Recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

          SECTION 207. This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      SUPERVALU INC.


[SEAL]                                By
                                         ------------------------------------
                                         Name:
                                         Title:
Attest:

By
  -------------------------------
  Name:
  Title:


                                      BANKERS TRUST COMPANY


[SEAL]                                By
                                         ------------------------------------
                                         Name:
                                         Title:
Attest:

By
  -------------------------------
  Name:
  Title:

STATE OF MINNESOTA   )
                     :  ss.:
COUNTY OF HENNEPIN   )



          On the _________ of _____________________________, 1994, before me personally came _________________________________________, to me known, who, being by me duly sworn, did depose and say that he is_________________________ __________________________________ of SUPERVALU INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  ______________________________
                                                           Notary Public




STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK   )



          On the _________ of _____________________________, 1994, before me personally came _________________________________________, to me known, who, being by me duly sworn, did depose and say that she is ______________________ _________________________________________________ of Bankers Trust Company,
one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                                  ______________________________
                                                           Notary Public


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